UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2014

UPLAND SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 960-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 9, 2014, Upland Software, Inc. (the “Company”) announced its agreement to acquire Mobile Commons, Inc. (“Mobile Commons”), a cloud-based mobile messaging software provider. The Company expects the Mobile Commons product to generate approximately $6.0 million in revenue in 2015, subject to reductions for a deferred revenue discount as a result of GAAP purchase accounting. The purchase price consideration expected to be paid in the transaction is approximately $5.1 million in cash payable at closing (net of $0.2 million of cash acquired), $0.7 million cash payable to escrow at closing to be held for eighteen (18) months (subject to indemnification claims by the Company), and approximately 390,000 shares of the Company’s common stock (of which approximately 45,000 shares are expected to be held in escrow for eighteen (18) months and subject to indemnification claims by the Company). The foregoing excludes any potential future earn-out payments tied to additional performance-based goals.

This report contains forward-looking statements, subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which are based on the Company’s beliefs and assumptions and on information currently available to its management team. Forward-looking statements include information concerning the Company’s and Mobile Commons’ expected, possible or assumed future results of operations and growth and the addition of Mobile Commons to the Company’s family. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “continues,” “plans,” “intends,” “believes,” “expects,” “anticipates,” “can,” “could,” “provides,” “look forward to,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to the following: (a) risks related to the anticipated future benefits resulting from the acquisition of Mobile Commons; (b) the Company’s ability to react to trends and challenges in our business and the markets in which we operate; (c) the adoption rate of the Company’s products; (d) the Company’s ability to establish and maintain successful relationships with our customers; (e) general political, economic and market conditions and events; (f) difficulties encountered in integrating the Company’s and Mobile Commons’ businesses and technologies; and (h) other risks and uncertainties described more fully in the Company’s documents filed with or furnished to the Securities and Exchange Commission. All information provided in this report is as of the date hereof and, except as required by law, the Company assumes no obligation to update this information, even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ JOHN T. MCDONALD
John T. McDonald Chief Executive Officer

Date: December 10, 2014